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                                                                     Exhibit 5.1

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                      -----

TIMOTHY B. MATZ             Telephone:  (202) 347-0300     JEFFREY D. HAAS
STEPHEN M. EGE             Facsimile:   (202) 347-2172     KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                                         KENNETH B. TABACH
W. MICHAEL HERRICK                                         PATRICIA J. WOHL
GERARD L. HAWKINS                                          FIORELLO J. VICENCIO*
NORMAN B. ANTIN                                            DAVID TEEPLES
JOHN P. SOUKENIK*                                          CRISTIN ZEISLER
GERALD F. HEUPEL, JR.                                      ANDREW B. ROSENSTEIN
JEFFREY A. KOEPPEL                                         ERIC M. MARION*
DANIEL P. WEITZEL                                          DANIEL R. KLEINMAN*
PHILIP ROSS BEVAN                                          ______________
HUGH T. WILKINSON
                                                           OF COUNSEL

                                 ___________, 1999         ALLIN P. BAXTER
                                                           JACK I. ELIAS
*NOT ADMITTED IN D.C.               VIA EDGAR              SHERYL JONES ALU

Board of Directors
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York 11201

        Re:    Registration Statement on Form S-4
               Issuance of Shares of Common Stock

Ladies and Gentlemen:

        We have acted as special counsel to Independence Community Bank Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of shares of the Company's common stock, $0.01 par value per share (the "Shares"), in connection with the proposed merger (the "Merger") of Broad National Bancorporation ("Broad") with and into the Company pursuant to the agreement and Plan of Merger between the Company and Broad dated February 1, 1999 (the "Agreement"), all as described in the Registration Statement. In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to the matters of fact, we have examined and relied upon the representations of the Company and Broad contained in the Agreement and the Registration Statement, and, where we have deemed appropriate, representations or certificates of officers of the Company or Broad or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all
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obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

        Based on the foregoing, we are of the opinion that, upon effectiveness of the Registration Statement and the approval of the Agreement by the Broad stockholders, the issuance of the Shares in accordance with the terms of the Agreement (including compliance with all conditions of the Merger set forth therein unless waived by the parities thereto) will have been duly authorized and, when the Shares are issued in accordance with the terms of the Agreement and the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

        This opinion is given solely for the benefit of the Company and Broad and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement, and we consent to the use of our name under the heading "Legal Matters" in the Proxy Statement-Prospectus constituting a part hereof. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                         ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                         By:  __________________________________
                                              Philip R. Bevan, a Partner